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                            BIOSPHERICS INCORPORATED

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                                   EXHIBIT 11

STATEMENT OF COMPUTATIONS OF EARNINGS PER COMMON SHARE

                                                                  YEARS ENDED DECEMBER 31,
                                                                   1995               1994
                                                               ------------       ------------
Net income (loss)
   From continuing operations                                 $   426,843        $   (180,374)
   From discontinued operations                               $   (32,549)             88,682
                                                              ------------       -------------
   Net loss                                                   $   394,294        $    (91,692)
                                                              ------------       -------------
                                                              ------------       -------------

Weighted average shares outstanding                             3,920,496           3,904,770
Common stock equivalents                                          742,496                   -
                                                              ------------       -------------
Weighted average shares and common
  stock equivalents outstanding                                 4,662,992           3,904,770
                                                              ------------       -------------
                                                              ------------       -------------

Primary and fully diluted earnings (loss) per share (1)
   From continuing operations                                 $      0.09        $      (0.05)
   From discontinued operations                                     (0.01)               0.03
                                                              ------------       -------------
                                                              ------------       -------------
   Net loss                                                   $      0.08        $      (0.02)
                                                              ------------       -------------

(1) Outstanding common stock equivalents, consisting of shares under option, have an anti-dilutive effect on loss per share in 1994 and therefore are excluded from the calculation.

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